FOR IMMEDIATE RELEASE

DATE:       October 28, 2009
CONTACT:    Joseph F. Conners
            Executive Vice President and Chief Financial Officer
PHONE:      (215) 864-6000

BENEFICIAL MUTUAL BANCORP, INC. ANNOUNCES THIRD QUARTER 2009 RESULTS

PHILADELPHIA, PENNSYLVANIA, October 28, 2009 -- Beneficial Mutual Bancorp, Inc. ("Beneficial") (NASDAQGS: BNCL), the parent company of Beneficial Bank (the "Bank"), today announced its financial results for the three and nine months ended September 30, 2009.

For the three months ended September 30, 2009, Beneficial recorded net income of $5.8 million, or $0.07 per share, compared to net loss of $50 thousand, or $0.00 per share for the three months ended June 30, 2009. The increase in earnings resulted primarily from an increase of $2.3 million in net interest income and a reduction in the provision for loan losses of $5.1 million, partially offset by an impairment charge of $1.0 million recorded as a result of an evaluation of goodwill and other intangible assets related to the Company's insurance brokerage subsidiary. During the nine months ended September 30, 2009, Beneficial recorded earnings of $10.9 million, or $0.14 per share. For the nine-month period ended September 30, 2008, which included a pre-tax curtailment gain of $7.3 million related to pension plan modifications, Beneficial earned $19.5 million, or $0.25 per share.

"We are pleased to report positive earnings for the quarter, and are particularly focused on growing the core components of our business," said Gerard Cuddy, Beneficial's President and CEO. "Deposit and loan balances continued to expand during the quarter while our net interest margin increased to 3.39%. Our relationship-based core deposits now constitute 70% of total deposits, up from 60% at September 30, 2008. Credit quality challenges continue. While our quarterly loan loss provision declined during the quarter, we believe that credit costs will remain elevated due to continued economic weakness. We remain confident in our strong balance sheet, sound capital position, improving operating performance and the commitment of our employees to help our customers do the right thing financially."

Highlights for the quarter included:

o Deposits increased by $244.2 million, or 8.0%, to $3.3 billion at September 30, 2009, up from $3.0 billion at June 30, 2009.

o Total loans outstanding increased $56.0 million during the quarter ended September 30, 2009 to $2.8 billion from $2.7 billion at June 30, 2009.

o Net interest income for the three months ended September 30, 2009 increased to $32.7 million from $30.4 million for the three months ended June 30, 2009, an increase of $2.3 million or 7.4%.

o The provision for loan losses decreased $5.1 million for the three months ended September 30, 2009 to $2.0 million, down from $7.1 million for the three months ended June 30, 2009.

o A non-cash impairment charge of $1.0 million was recorded during the quarter ended September 30, 2009 as a result of an evaluation of goodwill and other intangible assets related to the Company's insurance brokerage subsidiary.


Balance Sheet
-------------

Total assets increased $259.3 million, or 6.2%, from $4.2 billion at June 30, 2009, to $4.4 billion at September 30, 2009. The increase in total assets was primarily due to an increase in cash and cash equivalents of $106.2 million, an increase in investment securities of $92.7 million and an increase in total loans outstanding of $56.0 million. Both commercial and residential real estate loan portfolios experienced growth during the quarter ended September 30, 2009.

Total deposits increased $244.2 million, or 8.0%, to $3.3 billion at September 30, 2009, compared to $3.0 billion at June 30, 2009. Core deposits, including savings, money market and checking account balances, grew by $265.8 million to $2.3 billion at September 30, 2009, up from $2.0 billion at June 30, 2009. The strongest growth was in municipal checking account balances, which increased 44.3% from $457.5 million at June 30, 2009 to $659.9 million at September 30, 2009. Time deposits declined $12.7 million from June 30, 2009 to $963.3 million at September 30, 2009.

At September 30, 2009, Beneficial's stockholders' equity equaled $635.3 million, or 14.3% of total assets, compared to stockholders' equity of $620.2 million, or 14.8% of total assets at June 30, 2009.

Asset Quality
-------------

Non-performing loans totaled $120.7 million, or 2.7% of total assets, at September 30, 2009, compared to $80.5 million, or 1.9% of total assets, at June 30, 2009. At September 30, 2009, non-performing loans consisted of $76.7 million in commercial loans, $22.5 million in residential real estate loans and $21.5 million in consumer loans. Of the total non-performing consumer loans, $21.1 million, or 98.1%, are government guaranteed student loans. Net charge-offs during the three-month period ended September 30, 2009 were $2.5 million, compared to $1.2 million during the three months ended June 30, 2009. The allowance for loan losses at September 30, 2009 totaled $42.7 million, or 1.6% of total loans outstanding, compared to $43.2 million, or 1.6% of total loans outstanding, at June 30, 2009.

The Bank recorded a provision for loan losses of $2.0 million during the three months ended September 30, 2009, compared to a provision of $7.1 million for the quarter ended June 30, 2009. The provision includes $0.5 million related to specific commercial loans, with the remainder related to portfolio growth and the ongoing evaluation of risk factors applied to the loan portfolio, reflecting the continued weakness in the economic environment during the quarter.

Net Interest Income
-------------------

Beneficial's net interest income increased $2.3 million, or 7.4%, to $32.7 million for the quarter ended September 30, 2009, compared to $30.4 million for quarter ended June 30, 2009, and increased by $3.6 million, or 12.3%, compared to net interest income for the three months ended September 30, 2008.

The net interest margin increased to 3.39% for the three months ended September 30, 2009, an increase of 15 basis points from the three months ended June 30, 2009, as a result of an increase in interest income of $1.5 million and a decrease of $0.8 million in interest expense. The Bank has continued to improve its mix of deposits. At September 30, 2009, core deposits comprised 70.7% of total deposits, with time deposits representing 29.3% of total deposits.

Non-interest Income
-------------------

Non-interest income increased to $6.5 million for the three months ended September 30, 2009, up $0.4 million from the $6.1 million recorded for the second quarter of 2009. The increase in non-interest income resulted primarily from an increase in service charges and other income. During the quarter ended September 30, 2009, the Company recorded a charge of $0.5 million in other real estate owned relating to a decline in property value.

Non-interest Expense
--------------------

Non-interest expense was $30.5 million for the three months ended September 30, 2009, up $0.7 million, or 2.6%, from $29.8 million for the three months ended June 30, 2009. The largest factor contributing to this increase was the $1.0 million non-cash impairment charge related to goodwill associated with the Bank's wholly owned insurance subsidiary, Beneficial Insurance Services, LLC. Formed to facilitate the 2005 asset purchase of its foundation insurance agency, the subsidiary subsequently acquired an additional agency in 2007. This non-cash charge was the consequence of deterioration in general conditions in the economy, and its impact on insurance premiums. Beneficial does not anticipate any similar charges in future quarters.

About Beneficial Mutual Bancorp, Inc.
-------------------------------------

Beneficial is a community-based, diversified financial services company providing consumer and commercial banking services. Its principal subsidiary, Beneficial Bank, has served individuals and businesses in the Delaware Valley area since 1853. The Bank is the oldest and largest bank headquartered in Philadelphia, Pennsylvania, with 68 offices in the greater Philadelphia and South Jersey regions. Insurance services are offered through the Beneficial Insurance Services, LLC and wealth management services are offered through the Beneficial Advisors, LLC, both wholly owned subsidiaries of the Bank. For more information about the Bank and Beneficial, please visit www.thebeneficial.com.

Forward Looking Statements
--------------------------

This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of Beneficial's loan or investment portfolios. Additionally, other risks and uncertainties may be described in Beneficial's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q or its other reports as filed with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, Beneficial assumes no obligation to update any forward-looking statements.

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                     SEPTEMBER 30,      JUNE 30,     DECEMBER 31,    SEPTEMBER 30,
                                                          2009            2009           2008            2008
                                                     -------------   -------------   ------------    -------------
ASSETS:
  Cash and Cash Equivalents:
     Cash and due from banks                          $  147,975     $   41,989      $   44,380       $   47,674
     Interest-bearing deposits                               423            237               9           11,902
     Federal funds sold                                        -              -               -            2,250
                                                     -------------   -------------   ------------    -------------
       Total cash and cash equivalents                   148,398         42,226          44,389           61,826
  Investment Securities:
     Available-for-sale (amortized cost of
      $1,129,150 and $1,044,000 at
      September 30, and June 30, 2009 and
      $1,095,252 and $1,032,592 at December
      31 and September 30, 2008, respectively)         1,165,253      1,066,615       1,114,086        1,024,390
     Held-to-maturity (estimated fair value
      of $54,479 and  $59,733 at September 30
      and June 30, 2009 and $77,369 and
      $83,963 at December 31 and September 30,
      respectively)                                       52,176         58,086          76,014           84,401
     Federal Home Loan Bank stock, at cost                28,068         28,068          28,068           27,872
                                                     -------------   -------------   ------------    -------------
       Total investment securities                     1,245,497      1,152,769       1,218,168        1,136,663
                                                     -------------   -------------   ------------    -------------
  Loans:                                               2,750,949      2,694,971       2,424,582        2,323,280
     Allowance for loan losses                           (42,742)       (43,235)        (36,905)         (25,208)
                                                     -------------   -------------   ------------    -------------
       Net loans                                       2,708,207      2,651,736       2,387,677        2,298,072
  Accrued Interest Receivable                             19,264         17,972          17,543           17,506
  Bank Premises and Equipment, net                        77,402         77,691          78,490           77,724
  Other Assets:
     Goodwill                                            110,486        111,462         111,462          110,436
     Bank owned life insurance                            31,971         31,589          30,850           30,481
     Other intangibles                                    21,311         22,203          23,985           24,893
     Other assets                                         82,531         78,163          89,486           85,369
                                                     -------------   -------------   ------------    -------------
        Total other assets                               246,299        243,417         255,783          251,179
                                                     -------------   -------------   ------------    -------------
Total Assets                                          $4,445,067     $4,185,811      $4,002,050       $3,842,970
                                                     =============   =============   ============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Liabilities:
     Deposits:
       Non-interest bearing deposits                  $  230,856     $  248,487      $  226,382       $  226,303
       Interest bearing deposits                       3,051,369      2,789,529       2,515,297        2,408,850
                                                     -------------   -------------   ------------    -------------
         Total deposits                                3,282,225      3,038,016       2,741,679        2,635,153
       Borrowed funds                                    443,616        443,611         580,054          535,896
       Other liabilities                                  83,957         83,940          69,777           64,981
                                                     -------------   -------------   ------------    -------------
         Total liabilities                             3,809,798      3,565,567       3,391,510        3,236,030
                                                     -------------   -------------   ------------    -------------
  Commitments and Contingencies
  Stockholders' Equity:
     Preferred Stock - $.01 par value,
      100,000,000 shares authorized, none
      issued or outstanding as of September
      30 and June 30, 2009 and December 31
      and September 30, 2008                                   -             -                -                -
     Common Stock - $.01 par value, 300,000,000
      shares authorized, 82,264,457 shares
      issued and outstanding as of September 30
      and June 30, 2009 and December 31 and
      September 30, 2008                                      823          823              823              823
     Additional paid-in capital                           344,663      343,885          342,420          343,765
     Unearned common stock held by
      employee stock ownership plan                       (26,385)     (26,990)         (28,510)         (29,013)
     Retained earnings (partially restricted)             307,004      301,184          296,106          299,044
     Accumulated other comprehensive gain
      (loss), net                                          12,760        3,817             (299)          (7,679)
     Treasury stock, at cost, 410,904 and
      283,204 shares, at September 30 and
      June 30, 2009 and 0 shares at December
      31 and September 30, 2008                            (3,596)      (2,475)               -               -
                                                     -------------   -------------   ------------    -------------
           Total stockholders' equity                     635,269       620,244          610,540         606,940
                                                     -------------   -------------   ------------    -------------
Total Liabilities and Stockholders' Equity             $4,445,067    $4,185,811       $4,002,050      $3,842,970
                                                     =============   =============   ============    =============

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 FOR THE THREE MONTHS           FOR THE NINE MONTHS
                                                                  ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,
                                                                 2009          2008            2009             2008
                                                              ----------    ----------      ----------       ----------
INTEREST INCOME:
  Interest and fees on loans                                  $   36,244    $   33,564      $  103,522       $   98,756
  Interest on federal funds sold                                       -            14               2              522
  Interest and dividends on investment securities:
     Taxable                                                      11,293        14,074          37,294           43,751
     Tax-exempt                                                      902           428           2,108            1,164
                                                              ----------    ----------      ----------       ----------
       Total interest income                                      48,439        48,080         142,926          144,193
                                                              ----------    ----------      ----------       ----------
INTEREST EXPENSE:
  Interest on deposits:
     Interest bearing checking accounts                            2,319         1,410           6,415            3,931
     Money market and savings deposits                             2,515         3,856           8,669           11,277
     Time deposits                                                 6,176         8,748          21,160           29,976
                                                              ----------    ----------      ----------       ----------
       Total                                                      11,010        14,014          36,244           45,184
  Interest on borrowed funds                                       4,749         4,975          14,108           14,741
                                                              ----------    ----------      ----------       ----------
           Total interest expense                                 15,759        18,989          50,352           59,925
                                                              ----------    ----------      ----------       ----------
Net interest income                                               32,680        29,091          92,574           84,268

Provision for loan losses                                          2,000         3,191          12,100            5,791
                                                              ----------    ----------      ----------       ----------
Net interest income after provision for loan losses               30,680        25,900          80,474           78,477
                                                              ----------    ----------      ----------       ----------

NON-INTEREST INCOME:
  Insurance commission and related income                          1,818         2,738           6,281            7,879
  Service charges and other income                                 3,456         3,827          10,217           12,157
  Impairment charge on securities available for sale                (195)         (264)         (1,425)            (737)
  Gain on sale of investment securities available for sale         1,383           159           5,548              430
                                                              ----------    ----------      ----------       ----------
           Total non-interest income                               6,462         6,460          20,621           19,729
                                                              ----------    ----------      ----------       ----------
NON-INTEREST EXPENSE:
  Salaries and employee benefits                                  14,583        13,933          42,865           40,083
  Pension curtailment                                                  -             -               -           (7,289)
  Occupancy                                                        2,970         3,070           9,072            8,827
  Depreciation, amortization and maintenance                       2,277         2,096           6,724            6,118
  Advertising                                                      1,138         1,220           4,124            3,545
  Amortization of intangible                                         892           906           2,674            4,306
  Impairment of goodwill                                             976             -             976                -
  Other                                                            7,686         5,414          22,275           15,582
                                                              ----------    ----------      ----------       ----------
           Total non-interest expense                             30,522        26,639          88,710           71,172
                                                              ----------    ----------      ----------       ----------
Income before income taxes                                         6,620         5,721          12,385           27,034
                                                              ----------    ----------      ----------       ----------
Income tax expense                                                   800         1,400           1,487            7,550
                                                              ----------    ----------      ----------       ----------
NET INCOME                                                    $    5,820    $    4,321      $   10,898       $   19,484
                                                              ----------    ----------      ----------       ----------
EARNINGS PER  SHARE - Basic                                   $     0.07    $     0.05      $     0.14       $     0.25
EARNINGS PER  SHARE - Diluted                                 $     0.07    $     0.05      $     0.14       $     0.25

Average common shares outstanding - Basic                     77,651,098    78,566,856      77,695,061       79,010,679
Average common shares outstanding - Diluted                   77,675,526    78,573,633      77,707,151       79,010,679

BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY
(UNAUDITED)
(DOLLARS IN THOUSANDS)

                                                     SEPTEMBER 30,      JUNE 30,     DECEMBER 31,    SEPTEMBER 30,
                                                          2009            2009           2008            2008
                                                     -------------   -------------   ------------    -------------
ASSET QUALITY INDICATORS:
  Non-performing assets:
    Non-accruing loans                                 $ 73,692        $ 53,557        $ 17,163         $ 13,342
    Accruing loans past due 90 days or more              46,996          26,935          20,883           15,023
                                                     -------------   -------------   ------------    -------------
       Total non-performing loans                       120,688          80,492          38,046           28,365

Troubled debt restructurings                             14,247          17,888          16,442                -
Real estate owned                                         8,194           7,306           6,297            7,355
                                                     -------------   -------------   ------------    -------------
       Total non-performing assets                     $143,129        $105,686       $ 60,785         $ 35,720
                                                     =============   =============   ============    =============

Non-performing loans to total loans                        4.39%           2.99%          1.57%            1.22%
Non-performing loans to total assets                       2.72%           1.92%          0.95%            0.74%
Non-performing assets to total assets                      3.22%           2.52%          1.52%            0.93%
Non-performing assets less accruing loans
 past due 90 days or more to total assets                  2.16%           1.88%          1.00%            0.54%



                                         FOR THE THREE MONTHS ENDED         FOR THE NINE MONTHS ENDED
                                               SEPTEMBER 30,                      SEPTEMBER 30,
                                             2009          2008                2009            2008
                                           --------      ---------           ---------       --------
     PERFORMANCE RATIOS:
     (ANNUALIZED)
     Return on average assets                0.53%         0.46%               0.35%           0.70%
     Return on average equity                3.69%         2.82%               2.36%           4.22%
     Net interest margin                     3.39%         3.41%               3.27%           3.34%